Exhibit 10.44A

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of October 1, 2006 is by and between WILMINGTON TRUST COMPANY (herein, together with its successors in interest, the “Trustee”) and ALABAMA NATIONAL BANCORPORATION, a Delaware corporation (the “Company”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee and the Company hereby agree as follows:

PRELIMINARY STATEMENTS

The Trustee and The PB Financial Services Corporation, a Georgia corporation (“PB Financial”) are parties to that certain Junior Subordinated Indenture dated as of December 20, 2002 (the “Indenture”).

As permitted by the terms of the Indenture, PB Financial, simultaneously with the effectiveness of this First Supplemental Indenture, shall merge (referred to herein for purposes of Article VIII of the Indenture as the “Merger”) with and into the Company with the Company as the surviving corporation. The parties hereto are entering into this First Supplemental Indenture pursuant to, and in accordance with, Articles VIII and IX of the Indenture.

SECTION 1. Definitions. All capitalized terms used herein that are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires.

SECTION 2. Interpretation.

(a)	In this First Supplemental Indenture, unless a clear contrary intention appears:

(i)	the singular number includes the plural number and vice versa;

(ii)	reference to any gender includes the other gender;

(iii)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Section or other subdivision;

(iv)	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this First Supplemental Indenture or the Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this First Supplemental Indenture or the Indenture;

(v)	reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor;

(vi)	reference to any Section means such Section of this First Supplemental Indenture; and

(vii)	the word “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term.

(b)	No provision in this First Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

SECTION 3. Assumption of Obligations.

(a)	Pursuant to, and in compliance and accordance with, Section 8.1(1) of the Indenture, the Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any), interest (including Additional Interest, if any) and Additional Sums, if any, on all of the Securities of every series, and the due and punctual performance of every covenant of the Indenture to be performed or observed by PB Financial under the Indenture.

(b)	Pursuant to, and in compliance and accordance with, Section 8.2 of the Indenture, the Company succeeds to and is substituted for PB Financial, with the same effect as if the Company had originally been named in the Indenture as the Company.

SECTION 4. Representations and Warranties. The Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this First Supplemental Indenture and to perform the Indenture, (b) that it is the successor of PB Financial pursuant to a valid merger effected in accordance with applicable law, (c) that it is a corporation organized and existing under the laws of Delaware, (d) that both immediately before and after giving effect to this First Supplemental Indenture, no Default or Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and is continuing and (e) that this First Supplemental Indenture is executed and delivered pursuant to Section 9.1 and Article VIII of the Indenture and does not require the consent of the Holders.

SECTION 5. Conditions of Effectiveness. This First Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that:

(a)	the Trustee shall have executed a counterpart of this First Supplemental Indenture and shall have received one or more counterparts of this First Supplemental Indenture executed by the Company;

(b)	the Trustee shall have received an Officer’s Certificate stating that (i) the conditions contained in Articles VIII and IX of the Indenture have been complied with, (ii) the Merger and the First Supplemental Indenture comply with Article VIII of the Indenture and all conditions precedent therein provided for relating to the Merger have been complied with and met, and (iii) the execution of the Supplemental Indenture is authorized by the Indenture.

(c)	the Trustee shall have received an Opinion of Counsel to the effect that (i) all conditions precedent provided for in the Indenture relating to the Merger and the execution of the First Supplemental Indenture have been complied with; (ii) the execution of this First Supplemental Indenture complies with the requirements of Article IX of the Indenture and is authorized or permitted by, and conforms to, the terms of Article IX of the Indenture; (iii) it is proper for the Trustee, under the provisions of Article IX of the Indenture, to join in the execution of the First Supplemental Indenture; and (iv) the Merger and the subsequent assumption and this First Supplemental Indenture are permitted under Article VIII of the Indenture and comply with the provisions of Article VIII of the Indenture; and

(d)	the Company and PB Financial shall have duly executed and filed with the Secretaries of the State of the States of Delaware and Georgia a Certificate or Articles of Merger.

SECTION 6. Reference to the Indenture.

(a)	Upon the effectiveness of this First Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

(b)	Upon the effectiveness of this First Supplemental Indenture, each reference in the Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

(c)	The Indenture, as amended and supplemented hereby shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 7. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 8. Governing Law; Binding Effect. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company and the Trustee assumes no responsibility for the correctness thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ William E. Matthews, V
Name:	William E. Matthews, V
Title:	EVP and CFO

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:	/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Senior Financial Services Officer

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